Cooperation Agreement

Between Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

and Yantai Haizhizhou Pawnbroking Co., Ltd.

This agreement is made and entered into in Qingdao on August 3, 2015 by and between the following parties.

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (hereinafter referred to as “Benefactum Alliance Business”)

Legal representative:

Party B: Yantai Haizhizhou Pawnbroking Co., Ltd. (hereinafter referred to as “Haizhizhou Pawnbroking”)

Legal representative:

Whereas:

1. Party A is a company operating internet financial service platform, which has good reputation, excellent group, high-quality and efficiency service standards and advanced operation and management experience.

2. Party B is a surviving pawn broker legally registered in Yantai, and has obtained the business license of commerce, with good reputation and professional competence;

3. The program of “Huiyingjinfu” (hyjf.com) owned by Party A, is a new type of internet financial brokerage service platform, which has good prospects for development;

4. Party B volunteers to play the advantage of its own professional, cooperating with Party A through “Huiyingjinfu” internet financial service platform to develop financial service;

5. Party B has known and fully accept and obey the Application and Service Terms of Huiyingjinfu of “Huiyingjinfu Platform” (see the contents published on hyjf.com for details, as the appendix of this agreement), and obey the cooperative service mode specified in this agreement as the following.

6. Both parties hereto shall actively explore and take advantage of internet technology, working on small and micro enterprise financing, personal loan and investment service under this agreement based on the principle of equality and voluntariness, honesty and credibility and reciprocity and mutual benefit, complying with the laws and regulations as well as regulatory system.

Though the negotiation between both parties hereto the agreement was reached as the follows:

I. On cooperative mode

1. Party A is the broker, whose main tasks are:

(1) Release financing information, audit and certify the authenticity of the information and guarantee the information safety of the customers;

(2) Provide with financial consult and other consulting value-added services, facilitating the creditor’s right program transferring of Party B through the platform of “Huiyingjinfu”;

(3) Coordinate and manage the cooperation of each participant in “Huiyingjinfu” internet financing service platform; maintain the normal operation of “Huiyingjinfu” internet financing service platform;

(4) Entrust the third party to manage the capital account;

(5) Assist the assignee of creditor’s right (platform investor A) in performing or executing under authorization the contract rights;

(6) Other services in relation to “Huiyingjinfu”.

2. Party B is the assignor of creditor’s right and its main tasks are:

(1) Audit and certify the authenticity of the program information of creditor’s right, and conduct diligence investigation on the financing programs commended in accordance with the relevant laws and regulations;

(2) provide Party A with credit guarantee, making sure that the ownership of financing project is clear; provide with detailed and feasible assets disposal scheme and give feedback on disposal condition of the financing project, performance ability of the enterprise and the solvency change to Party A;

(3) Party B must repurchase the creditor’s right prior to the expiration of financing period of creditor’s right program;

3. Credit extension

(1) Prior to the assignment of this agreement, Party A has passed its own investigation and credit granting process; through the confirmation, Party A awards Party B with line of credit of RMB Three Hundred Million Yuan under this agreement, in which Party B may conduct the credit assignment according to the requirements of Party A.

(2) During the performance of this agreement, the line of credit may be improved through the application of Party B and approval of Party A if Party A think so.

(3) The credit extension under this agreement is only applicable to the purpose of cooperative mode negotiated between both parties hereto, unless otherwise agreed.

4. Cooperation period

(1) Both parties hereto confirm that the cooperation period is one year from the date when this agreement comes into effect.

(2) After the agreement expires, this agreement is null and void automatically if both parties hereto did not confirm to continue cooperate in written form. Both parties hereto shall sign on written agreement separately if continuing cooperation is needed.

(3) The rescission and termination of this agreement shall not affect the effectiveness of the specific business contract confirmed by both parties hereto under this agreement.

5. Margin terms

(1) Party B shall pay Party A 3% of each single creditor’s right item amount as margin to guarantee the benefit of Party A and platform investor of Party A, providing with guarantee in the way of cash pledge for the creditor’s right project.

(2) the insurance coverage is the investment capital, income, interest, liquidated damages, expenses and other expenses realizing the creditor’s right that Party B shall pay Party A and the platform investor of Party A.

(3) Party B shall pay Party A margin in the designated account of Party A (Username:____; Bank name:____; Account number:____) prior to the release of each single creditor’s right item in the platform of Party A.

(4) At the expiration of repurchase period of each single creditor’s right, Party B repurchase the creditor’s right in accordance with the agreement; Party A shall return Party B the margin (without interest calculation) if all payables and expenses are paid.

(5) Party A has the right to offset the margin deposited by Party B directly if Party B did not repurchase the creditor’s right, pay for investment capital, income, liquidated damages and expenses in accordance with the contract deadline.

(6) For any single creditor’s right item that Party B did not perform the repurchase obligation in accordance with the agreement, Party A has the right to offset the margin released by Party B on the platform for the payable capital, income, liquidated damages, expenses and other funds.

(7) After the corresponding offset of the margin deposited by Party B, Party B shall still undertake the payment obligations on payables and expenses not paid for Party A and platform investor.

(8) After the offset of the margin deposited by Party B in accordance with the agreement, Party B shall complement the margin; Party A has the right to suspend the performance of the Cooperative Agreement and not to release the bid for creditor’s right item of Party B.

II. Basic requirements for credit assignment

1. The creditor’s right mentioned in the credit assignment of this agreement must be equipped with the following conditions:

(1) The creditor’s right obtained by Party B through normal operation in accordance with the relevant specifications;

(2) The creditor’s rights corresponding to the credit assignment has been evaluated and checked strictly and carefully in accordance with internal risk management system and standards;

(3) The financing amount of each creditor’s rights shall not exceed RMB 20 Million yuan;

(4) The financing purpose of creditor’s rights items are limited to operation and legal consumption, the interest rate shall not be higher than four times of the current benchmark interest rate for loan issued by the People’s Bank of China, the loan term shall not exceed 6 months and the payment method is to repay the due capital with interest;

(5) The creditor’s rights corresponding to the financing items with the method of credit assignment by Party B in the platform of Party A is allowed to be conducted with one-time credit assignment in the platform of Party A; after the assignment of creditor’s rights in the platform of Party A, Party B shall not transfer such creditor’s rights in other platforms or through other channels any more. All legal liabilities shall be borne by Party B if there is any violation of Party B, and all loss caused to Party A and the platform investor of Party A shall be undertaken by Party B.

III. Commitment and special agreement

1. Party B commitments that the information provided with Party A during the cooperation period is authentic and effective, and volunteer to undertake the guarantee liability of its authenticity; Party B volunteers to undertake all compensation liabilities of the loss caused to Party A or the platform investor (assignee of creditor’s right) due to the negligence.

2. Both parties hereto confirm that the electronic signatures or electronic confirmation used in the “Huiyingjinfu” internet financing service platform are all considered as true and produce the same legal effect as that in written confirmation in accordance with laws, and both parties hereto shall fully perform the obligations and rights specified in the electronic contract or legal documents.

IV. Risk management mechanism

1. Party B conducts due diligence for the borrower according to the internal management system and operating procedures and require the borrower to provide a third party security, deposit guarantee, mortgage guarantee, pledge guarantee and other security guarantees according to the credit conditions of the borrower.

2. Party A has the right to conduct the diligence investigation on the creditor’s assets transferred by Party B or entrust the third party to make examination on the creditor’s assets transferred by Party B to guarantee the capital security of the investor.

3. At the expiration of creditor’s rights item, if Party B fails to repurchase creditor’s rights in accordance with the agreement or there are other event of default, Party A has the right to ask Party B to perform the repurchase obligations, pay for repurchase and compensate for economic loss (including but limited to capital loss) according to the commission and authorization of platform investor (assignee of creditor’s right), and the expenses incurred such as counsel fee, travel expenses, valuation fee, auction fee, legal fee, etc., are all born by Party B;

V. Service charge

1. Party A provides Party B with financing consult and brokerage service, charging Party B for brokerage service fees and for account management fees according to project loan terms;

The charging standards are as the follows: 1.5% for the financing period within one month (inclusive); 2% for the financing period within 2-3 months (including 3 months); 2.2% for the financing period within 4-5 months (including 5 months); 3% for the financing period of six months; the account management fee is 0.3% each month;

2. The brokerage service charged by Party A is charged at a time when the items of creditor’s rights are transferred in the platform, and the account management fee charged by Party A is charged at a time during the creditor’s rights repurchase of Party B;

3. The fees discussed above may be paid through the third-party payment agency by transferring funds from borrowing party’s account.

VI. Information protection and use

1. Both parties have obligations to keep clients’ information that is obtained during cooperation confidential, and shall not use or disclose it without the clients’ consent.

2. After obtaining Party B’s and Party B’ Clients’ consents, Party A may reasonably use and disclose clients’ information to the extent as described in Application and Service Terms of Huiyingjinfu.

3. Without Party A’s permission, Party B shall not use information that was obtained from Party A’ “Huiyingjinfu” internet financial platform, and shall not build a similar platform or system.

VII. Liabilities of Breach of Contract

1. Party A and Party B shall obey this agreement and its attachment. If one defaults, it shall be liable for the breach of contact.

2.If a lending contract of the creditor’s rights project is void due to the fact that Party B provides untrue information, Party B shall indemnify Party A’s loss according to the agreement, an also shall pay a fine at the amount of 30% of the loan amount involved.

3. If Party B fails to conduct due diligence on borrower’s situations, and such failure leads to investors’ (rights assignees) or Party A’s loss, Party B shall indemnify Party A’s loss, and Party B shall pay Party a fine at the amount of 10% of the loan amount involved.

4. If Party A or Party B breaches the confidentiality, the breach party shall pay the other party one million RMB as a fine and indemnify the other party’s loss. The other party will gain the right to terminate the agreement.

5. If Party B breaches the contract in other aspects and cause loss to Party A, Party B shall indemnify the loss and pay Party A one million RMB as a fine.

6. Party A shall compensate for the loss caused to Party B resulted from the violation of Party A and pay for RMB 1 million yuan as liquidated damages.

7. The loss referred in this agreement includes but not limited to service expenses of creditor’s rights items, principle and interest, liquidated damages and counsel fee, travel fee, evaluation fee, auction fee, lawsuit fees and others produced by the claim.

VIII. Agreement dissolution

1. Both parties hereto may terminate this agreement through negotiation. Otherwise, neither party shall terminate this agreement, unless otherwise agreed in this agreement. The default party terminating this agreement arbitrarily shall pay for the observant party RMB 1 million yuan as liquidated damages.

2. This contract shall terminate automatically if Party B loses the qualification of the pawn service, or the company of Party B is under cancellation, revocation, bankruptcy or dissolution, and the matters concerning reconstruction shall be solved by Party B’s shareholders or corresponding obligees and Party A through negotiation.

3. After the termination of this agreement, the items has been signed and taken into effect during the performance of the agreement but not fulfilled completely shall be performed by Party B continuously, simultaneously, applicable to the appointment of this contract on violation and risk management mechanism.

IX. Others

1. Both parties hereto confirm that the respective address for service and the contacts are as the follows:

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (hereinafter referred to as “Benefactum Alliance Business”)

Address:

Contact:

Tel:

E-mail:

Party B: Yantai Haizhizhou Pawnbroking Co., Ltd. (hereinafter referred to as “Haizhizhou Pawnbroking”)

Address:

Contact:

Tel:

E-mail:

Both parties hereto shall timely notify the other party in written form if there is any modification on the residence and communication address, otherwise the relevant documents sent to the above mentioned address shall be considered as arrived even if rejected or returned.

2. The dispute arising from the performance of this agreement shall be solved by both parties hereto through negotiation or submitted to people’s court for judgment if no consensus reached.

3. Both parties shall make and enter into a supplementary agreement on the unsettled issues of this agreement through separate negotiation.

4. This agreement shall be held in four copies of the same form and come into effect since the date of the signature and stamp by both parties hereto. Each party shall preserve one copy with equal legal effect.

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.
Legal representative or authorized agent: (sign)
August 3, 2015

Party A: Yantai Haizhizhou Pawnbroking Co., Ltd.
Legal representative or authorized agent: (sign)
August 3, 2015